                                                                   EXHIBIT 4.3.1

                    RESOLUTIONS OF THE COMPENSATION COMMITTEE

                  WHEREAS, Safeguard Scientifics, Inc. (the "Company") maintains the Safeguard Scientifics, Inc. 1999 Equity Compensation Plan (the "Plan") for the benefit of its eligible employees, certain advisors who perform services for the Company, and non-employee members of the Company's Board of Directors;

                  WHEREAS, pursuant to Section 1(a) of the Plan, the Board of Directors of the Company (the "Board") has previously delegated by resolution to the Committee the authority to administer the Plan;

                  WHEREAS, pursuant to (i) Section 2(c) of the Plan, the Committee has the authority to permit grantees to defer receipt of the delivery of shares of Company Stock that would otherwise be due to the grantee under the Plan; (ii) Section 6 of the Plan, the Committee may grant restricted stock under the Plan, and (iii) Section 9 of the Plan, the Committee has the authority to grant awards under the Plan that are convertible or exchangeable into Company Stock.

                  NOW, THEREFORE, BE IT:

                  RESOLVED, that, effective December 18, 2002, the Committee hereby ratifies and confirms the establishment of the Safeguard Scientifics, Inc. Group Stock Unit Award Program (the "Stock Award Program"), and the rules and procedures of the Stock Award Program, as set forth in the program description attached hereto as Exhibit A, as well as the accompanying election form, are hereby approved, substantially in the form attached hereto as Exhibit A.

                  RESOLVED, that, effective December 18, 2002, the Committee hereby ratifies and confirms the establishment of the Safeguard Scientifics, Inc. Group Deferred Stock Unit Program for Officers (the "Officer Program"), and the rules and procedures of the Officer Program, as set forth in the deferral election program description attached hereto as Exhibit B, as well as the accompanying deferral election form, are hereby approved, substantially in the form attached hereto as Exhibit B.

                  RESOLVED, that, effective December 18, 2002, the Committee hereby ratifies and confirms the establishment of the Safeguard Scientifics, Inc. Group Deferred Stock Unit Program for Directors (the "Director Program"), and the rules and procedures of the Director Program, as set forth in the deferral election program description attached hereto as Exhibit C, as well as the accompanying deferral election form, are hereby approved, substantially in the form attached hereto as Exhibit C.

                  RESOLVED, that, the appropriate officers of the Company are hereby authorized and directed to take such actions as may be necessary or appropriate to implement the foregoing resolutions.

                                                                       EXHIBIT A
                           SAFEGUARD SCIENTIFICS, INC.
                         GROUP STOCK UNIT AWARD PROGRAM

       Under the Safeguard Scientifics, Inc. 1999 Equity Compensation Plan

         Safeguard Scientifics, Inc. (the "Company") hereby grants to you ___ restricted stock awards that vest over a four year period (the "Award" or "Awards"). The Award entitles you to receive in the future common shares of stock of the Company (the "Shares") under the Safeguard Scientifics, Inc. 1999 Equity Compensation Plan (the "Plan"). Set forth below is a brief description of the tax treatment of this Award as well as some of the more significant features and requirements of this Program. However, we encourage you to consult with your tax advisor for any advice you need regarding this Award. To participate in the Program, you need to execute this document, which shall constitute your acknowledgement that all decisions and determinations by the Company shall be final and binding on the Company, you and any other persons having or claiming an interest hereunder.

         When an Award becomes vested, as described below, the Company will establish a bookkeeping account in your name (the "Account"). The Account will be credited with the number of Shares subject to the Award. The Account will be subject to the terms of the Plan, including the terms regarding the treatment of stock awards granted under the Plan upon a Change of Control of the Company (as defined in the Plan). When the Company distributes a dividend to its shareholders, the Company will pay you an amount equal to the amount that would have been paid to your Account if you actually owned the Shares.

         You will become vested in 25% of the Shares attributable to the Award (the "Award Shares") upon the first anniversary of the date the Award was made. Thereafter, for the next three years, you will continue to vest in the remaining Award Shares in equal installments on the first day of each month beginning after the one year anniversary of the date the Award was made. The vesting of the Award Shares is cumulative and all Award Shares shall be fully vested on the 4th anniversary of the date the Award Shares were credited to your Account if you continue to be employed by the Company through such date. If the vesting schedule would produce fractional shares, the number of Award Shares that vest shall be rounded up for any portion of a Share equal to .5 or greater or down for any portion of a Share equal to less than .5, in each case to the nearest whole Share. If your employment with the Company terminates for any reason other than death, Disability (as defined in the Plan), retirement on or after age 65 or after a Change of Control (as defined in the Plan) before the Award Shares have become fully vested, Award Shares that are not then vested shall be forfeited and must be immediately returned to the Company. If you terminate due to death, Disability, retirement on or after age 65 or after a Change of Control, all of your Award Shares shall automatically become 100% fully vested.

         There is no income tax consequences to you upon the granting or vesting of an Award. Instead, your recognition of ordinary income will be postponed until you actually receive the Shares. The Fair Market Value of the Award Shares, as defined in the Plan, will then be treated as ordinary compensation income on the date you actually receive them. Any amounts that you receive as a result of the distribution of a dividend will also be treated as ordinary compensation income when you actually receive such amounts. When you sell the Award Shares, you will realize capital gain or loss (long-term or short-term, depending on the length of time the Award Shares were held after distribution) in an amount equal to the difference between your tax basis in the Award Shares and the selling price. Your tax basis will ordinarily be the Fair Market Value of the Award Shares at the time you received them. However, your Award Shares will be subject to withholding for Medicare tax purposes in the year the Award Shares become vested. In addition, the Award Shares may be subject to withholding for Social Security Tax purposes in the year the Award Shares become vested to the extent you have not met the social security tax wage base. If the Award Shares are paid to you in a year after the Award Shares have become vested, the Award Shares and the appreciation on the Award Shares will be exempt from any additional Medicare or Social Security Tax withholding.

         You may irrevocably elect, by providing written notice to the Company, to receive all or a portion of the vested Award Shares credited to your Account after the date on which you become vested in such Award Shares, which means that if you are vested in 25% of your Award Shares after one year, you may elect to receive a distribution of all or a portion of this 25%. Such an election must be in writing, set forth the number of vested Award Shares that will be distributed and be filed with the Company one year prior to the date of distribution. In addition, you may elect to have the Award Shares become distributable to you on a date that is later than the one year anniversary of the date you terminate employment again by notifying the Company of the date on which you wish to receive a distribution. Such notice must be in writing and filed with the Company no later than the date you terminate employment with the Company and once made is irrevocable. Notwithstanding the foregoing, however, distribution of all of your Award Shares must be made by the later of (i) the date on which you attain age 70 or (ii) the fifth anniversary of your termination of employment with the Company. If you do not make any of the foregoing elections, you will receive a distribution of Shares equal to the Award Shares credited to your Account as soon as is practicable after the one year anniversary of the date you terminate employment with the Company, but in no event later than sixty
(60) days after the one year anniversary of the date you terminate employment.

         Following your termination of employment, distribution of your Shares may be made in a single distribution, or over a period of time, not to exceed 5 annual installments depending on the written election you provide to the Company. You may change this election at any time prior to your termination of employment by providing the Company with a new written election. If you do not make an election, your account balance will be distributed to you in a single lump sum as soon as practicable after the one year anniversary of your termination of employment, but in no event later than sixty (60) days after the one year anniversary of the date you terminate employment. However, if your Account balance is less than $50,000 (determined by multiplying the number of Award Shares in your Account by the Fair Market value of the Shares on the date of your termination) on the date you terminate employment with the Company, your Account balance will be distributed to you in a single lump as soon as practicable after your termination of your employment.

         In the event the Company determines that you have encountered an unforeseeable hardship, upon receipt of your written request, you may redeem as many Award Shares as necessary to alleviate your hardship up to the number of vested Award Shares in your Account. Shares redeemed as the result of a hardship will be distributed as soon as possible after the Company determines you have encountered an unforeseeable hardship. For purposes of this Program, unforeseeable hardship is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children are not considered to be the result of an unforeseeable hardship.

         If you die before your Account has been fully paid out, the beneficiary designated on your Designation Form will receive a distribution of a number of Shares equal to the remaining Award Shares credited to your Account as soon as administratively practicable after your death. If your beneficiary predeceases you or if, for some reason, you have not designated a beneficiary, your Award Shares will be paid to your surviving spouse, or, if none, your estate.

         Upon request, the Company will provide to you a statement showing the number of Award Shares that have been credited to your Account.

         This Program may be amended, suspended or terminated at any time by the Company; provided, however that no amendment, suspension or termination will adversely effect your rights.

            SAFEGUARD SCIENTIFICS, INC. 1999 EQUITY COMPENSATION PLAN
                           DEFERRED STOCK UNIT PROGRAM

                                  ELECTION FORM

                                  DISTRIBUTIONS

         Distributions.____________________shares I receive under the Program ("Award Shares") for the_____________calendar year shall be distributed on___________, which date is as least one year from the date of this election and is prior to the later of (i) the date on which I attain age 70 or (ii) the date that is five years after the date on which I terminate employment with the Company. I understand that this election is irrevocable. I further understand that if I do not make such an election, 100% of my Award Shares will be distributed to me as soon as practicable after the one year anniversary of my termination of employment.

                              FORM OF DISTRIBUTION

I hereby elect to have any Award Shares distributed to me in the following form:

         In a single distribution at the distribution time for the Account as discussed above.

         In substantially equal annual installments over a period of _________ years [(NOT MORE THAN 5)] with the first installment being made at the distribution time for the Account discussed above and the remaining installments being made on each anniversary thereof.

I understand that if I elect to receive a percentage of my Award Shares prior to my termination of employment that I will receive those Award Shares in a single distribution. I further understand that I may change this election up until the earlier of (i) the date that is one year prior to the date on which I have elected to have my Award Shares distributed or (ii) the date I terminate employment.

                             BENEFICIARY DESIGNATION

Beneficiary to whom payment is to be made (as above specified) in the event of my death before receiving distribution of the entire balance credited to my
Account:

__________________________                 _____________________________
            Name                                       Address

         Contingent Beneficiary to whom payment is to be made (as above specified) in the event of my death before receiving payment of the entire balance credited to my Account if the Beneficiary listed above dies before the entire balance has been distributed.

__________________________                 _____________________________
            Name                                       Address

         This election supersedes any prior election I have made under the Plan.

GRANTEE SIGNATURE

_____________________

[NAME]

Date:______________

Receipt Acknowledged:

By:____________________

Title:__________________                             Date:__________________

                                                                       EXHIBIT B

                           SAFEGUARD SCIENTIFICS, INC.
                        GROUP DEFERRED STOCK UNIT PROGRAM
                                  FOR OFFICERS

       Under the Safeguard Scientifics, Inc. 1999 Equity Compensation Plan

         In addition to payments of base salary, as reduced for all applicable and required withholdings ("Base Salary"), Safeguard Scientifics, Inc. (the "Company") generally offers its officers and other executives an annual bonus opportunity ("Annual Bonus"). The Company may also grant to its officers awards of restricted stock ("Restricted Stock") under the Safeguard Scientifics, Inc. 1999 Equity Compensation Plan (the "Plan"). By filing the attached form (the "Election Form") with the Company you will commence participation in the Safeguard Scientifics, Inc. Group Deferred Stock Unit Program for Officers (the "Program") under which you may elect to defer receipt of your Base Salary, Annual Bonus and Restricted Stock. Your participation in the Program will automatically terminate on the date you cease to be an employee.

         The following sets forth a brief description of the tax treatment associated with your election to participate in the Program as well as some of the more significant features and requirements of the Program. However, we encourage you to consult with your tax advisor before making an election to receive deferred shares in lieu of all or a portion of your Base Salary or Annual Bonus or before making an election to defer receipt of your Restricted Stock.

         If you elect to participant in the Program you may make an irrevocable election for the next following calendar year (a) to receive a Stock Award under the Safeguard Scientifics, Inc. 1999 Equity Compensation Plan (the "Plan") in exchange for a deferral of all or a portion of your Base Salary, and/or Annual Bonus and to (b) defer receipt of the shares under that stock award until the date you terminate service. The stock award will provide you with the right to receive a number of shares of common stock of the Company that is equal to the sum of (1) the portion of your Base Salary and/or Annual Bonus you elect to defer divided by the fair market value of the Company's stock (the "Stock"), as defined in Section 5(b)(ii) of the Plan ("Fair Market Value") as of the date on which your Base Salary and/or Annual Bonus otherwise would have been paid (the "Deferral Shares"), plus (2) 25% of the portion of your Base Salary and/or Annual Bonus you elect to defer divided by the Fair Market Value of the Stock as of the date on which your Base Salary and/or Annual Bonus otherwise would have been paid (the "Matching Shares"). You will always be fully vested in your Deferral Shares, but upon your termination of employment you shall not be entitled to receive your Matching Shares unless such shares have become vested as described below. In addition, you may elect to participate in the Program by making an irrevocable election to defer receipt of your Restricted Stock until the date you terminate service ("Deferred Restricted Stock").

         Your deferral election will only apply to your (a) Base Salary and Annual Bonus to be received for the next following calendar year and/or (b) Restricted Stock that will become vested in the next following calendar year or thereafter. If you wish to make a similar election for any following calendar year, you will be required to complete and file a new Election Form with the Company. Your execution of any Election Form shall constitute acknowledgement that all decisions and determinations by the Company shall be final and binding on the Company, you and any other persons having or claiming an interest hereunder. Notwithstanding the foregoing, however, an election that is made when you first become eligible to participate in this Program to defer Base Salary, Annual Bonus or vested Restricted Stock must be made within 30 days after you become eligible to participate in the Program.

         Upon your filing of the Election Form with the Company, the Company will establish a bookkeeping account in your name (the "Account"). The Account will be credited with the number of Deferral Shares and Matching Shares you receive as well as any Deferred Restricted Stock. The Deferral Shares, Matching Shares and Deferred Restricted Stock will be subject to the terms of the Plan regarding stock awards, including the terms regarding the treatment of stock awards granted under the Plan upon a Change of Control of the Company (as defined in the Plan).

         If the Company distributes a dividend to its shareholders, the Company will pay you an amount equal to the amount that would have been paid to you if you actually owned the Stock represented by the Deferral Shares, Matching Shares and Deferred Restricted Stock. Any amounts that you receive as a result of the distribution of a dividend will also be treated as ordinary income when you actually receive such amounts.

         You will become vested in your Matching Shares in three equal installments upon the first, second and third anniversary of the date the Matching Shares are credited to your Account. The vesting of the Matching Shares is cumulative and all Matching Shares shall be fully vested on the 3rd anniversary of the date the Matching Shares were credited to your Account if you continue to be employed by the Company through such date. If the vesting schedule would produce fractional shares, the number of Matching Shares that vest shall be rounded down to the nearest whole share. If your employment with the Company terminates for any reason other than death, Disability (as defined in the Plan), retirement on or after age 65 or after a Change of Control (as defined in the Plan) before the Matching Shares have become fully vested, Matching Shares that are not then vested shall be forfeited and must be immediately returned to the Company. If you terminate due to death, Disability, retirement on or after age 65 or after a Change of Control, all of your Matching Shares shall automatically become 100% fully vested.

         Ordinarily, upon payment of your Base Salary and Annual Bonus, you must recognize as ordinary taxable income the amount of such Base Salary and Annual Bonus and upon the vesting of your Restricted Stock, you must recognize as ordinary taxable income the difference between any amount you paid for the Restricted Stock and the then current Fair Market Value of the Company's Stock. If you elect to be credited with Deferral Shares or Matching Shares in lieu of all or a portion of Base Salary or Annual Bonus or if you elect to receive Deferred Restricted Stock, your recognition of ordinary income will be postponed until you actually receive the Deferral Shares, the Matching Shares or the Deferred Restricted Stock. The Fair Market Value of the Stock you receive in respect of the Deferral Shares and the Matching Shares on the date on which you actually receive them following your termination of service and the difference between the amount you paid for the Restricted Stock and the Fair Market Value of the Stock on the date you receive the Deferred Restricted Stock, will then be treated as ordinary income. When you sell the Stock, you will realize capital gain or loss (long-term or short-term, depending on the length of time the Stock was held) in an amount equal to the difference between your tax basis in the Stock and the selling price. For the Stock attributable to the Deferral Shares,

Matching Shares and the Deferred Restricted Stock, your tax basis will ordinarily be the Fair Market Value of the Stock at the time you receive it.

         However, if you elect to be credited with Deferral Shares or Matching Shares in lieu of all or a portion of your Base Salary or Annual Bonus, the amount you defer will be subject to withholding for Medicare Tax purposes in the year the amounts are earned. Similarly, if you elect to be credited with Deferred Restricted Stock in lieu of receiving your Restricted Stock, the value of the Restricted Stock as of the date on which the it vests will be subject to withholding for Medicare Tax purposes. In addition, the amount you defer or the value of your Restricted Stock on the date it vests may be subject to withholding for Social Security Tax purposes in the year the amounts are earned to the extent you have not met the Social Security Tax wage base. As a result of satisfying the Medicare and Social Security Tax withholding requirements, upon distribution of the Stock in your Account, the Stock as well as the appreciation on the Stock will be exempt from any future Medicare or Social Security Tax withholding.

         In order to benefit from this deferred tax treatment, you must complete and return the Election Form on or before December ______ of the calendar year prior to the calendar year in which the Base Salary and Annual Bonus would otherwise be paid or the Restricted Stock would become vested. (An Election Form for Base Salary and Annual Bonus to be paid and Restricted Stock that will vest in ________ is enclosed).

         In general, the Stock credited to your Account will be distributed to you as soon as possible after the one year anniversary of your termination of employment, , but in no event later than sixty (60) days thereafter. However, you may elect to have the all or a portion of the Stock in your Account distributed to you on a date that is later than the one year anniversary of the date you terminate employment by notifying the Company of the date on which you wish to receive a distribution. Such notice must be in writing, set forth the number of shares of Stock that you request to be distributed and be filed with the Company no later the date you terminate employment with the Company and is irrevocable. Distribution of all of the Deferral Shares, Matching Shares and shares of Deferred Restricted Stock must be made by the later of (i) the date on which you attain age 70 or (ii) the fifth anniversary of your termination of employment with the Company. Notwithstanding the foregoing however, if you do not make the foregoing election, you will receive a distribution of the Deferral Shares, Matching Shares and Deferred Restricted Stock credited to your Account as soon as is practicable after the one year anniversary of the date you terminate employment with the Company, but in no event later than sixty (60) days after the one year anniversary of the date you terminate employment.

         You may elect to have the Company distribute Stock to you in a single distribution, or over a period of time, not to exceed 5 annual installments. You may change this election at any time prior to the date you terminate employment with the Company. If you do not make an election, the Stock in your Account will be distributed to you in a single lump sum as soon as practicable after the one year anniversary of your termination of employment. However, if your Account balance is less than $50,000 (determined by multiplying the number of Deferral Shares, Matching Shares and shares of Deferred Restricted Stock in your Account by the Fair Market value of the Stock on the date of your termination) on the date you terminate employment, your account balance will be distributed to you in a single lump sum as soon as possible after your termination of employment.

         In the event the Company determines that you have encountered an unforeseeable hardship, upon receipt of your written request, you may redeem as many Deferral Shares, vested Matching Shares and shares of Deferred Restricted Stock as necessary to alleviate your hardship up to the number of Deferral Shares, vested Matching Shares and shares of Deferred Restricted Stock in your Account. Shares redeemed as the result of a hardship will be distributed as soon as possible after the Company determines you have encountered an unforeseeable hardship. For purposes of this Program, unforeseeable hardship is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children are not considered to be the result of an unforeseeable hardship. Notwithstanding anything in this Program to the contrary, if you receive a distribution of Stock in a calendar year by reason of a hardship, any election you have made under this Program for the remaining portion of the year will be terminated and you will be prohibited from making an election under this Program for the next calendar year.

         Moreover, if you are willing to forfeit the lesser of (i) 10% of the shares of Stock that you withdraw or (ii) shares of Stock equal to $50,000 (determined in accordance with the Fair Market value of the Stock on the date of the withdrawal), you may take a distribution, at any time, of a number of shares equal to all or a portion of the number of Deferral Shares, Matching Shares or shares of Deferred Restricted Stock in your Account less the number of forfeited Deferral Shares, Matching Shares and shares of Deferred Restricted Stock. Upon receiving a withdrawal under this paragraph, any election made for the current calendar year will be terminated and you will be prohibited from making an election under this Program for a period of one year following the close of the calendar year in which you elected a distribution of your Deferral Shares, Matching Shares or shares of Deferred Restricted Stock.

         If you die before your Account has been fully paid out, the beneficiary designated on your Election Form will receive a distribution of a number of shares of Stock equal to the remaining Deferral Shares, Matching Shares and Deferred Restricted Stock credited to your Account as soon as administratively practicable after your death. If your beneficiary predeceases you or if, for some reason, you have not designated a beneficiary, your Deferral Shares, Matching Shares and Deferred Restricted Stock will be paid to your surviving spouse, or, if none, your estate.

         Upon request, the Company will provide to you a statement showing the number of Deferral Shares, Matching Shares and shares of Deferred Restricted Stock that have been credited to your Account.

         You may only make such an irrevocable election to receive Deferral Shares and Matching Shares in lieu of your Base Salary and Annual Bonus and to defer receipt of the Deferral Shares, Matching Shares and your Restricted Stock by completing the attached Election Form and returning it to _____________ no later than _____________________.

         This Program may be amended, suspended or terminated at any time by the Company; provided, however that no amendment, suspension or termination will adversely effect your rights. In addition, the Company reserves the right to freeze the Program at any time and to cease all elections to defer Base Salary, Annual Bonus and vested shares of Restricted Stock then in place. Upon such an election, the Company will communicate to you that the Program has been frozen and that no additional Base Salary, Annual Bonus or vested Shares of Restricted Stock will be deferred under the Program, regardless of any then current election to the contrary. Deferrals of Base Salary, Annual Bonus and vested shares of Restricted Stock will thereafter not be permitted until such time as the Company elects to re-institute the Program. Upon such an event, distributions of Deferral Shares, Matching Shares and Deferred Restricted Stock will continue to be made in accordance with the terms of this Program.

If you have any questions, please call _________ at ____________.

            SAFEGUARD SCIENTIFICS, INC. 1999 EQUITY COMPENSATION PLAN
                           DEFERRED STOCK UNIT PROGRAM

                             DEFERRAL ELECTION FORM

                                DEFERRAL ELECTION

Select and complete one of the following (any election under this program for the ____ calendar year must be made before _________________,_______);

         Base Salary. I hereby elect to receive a deferred stock award in lieu of________ % of the base salary less any applicable and required withholdings that I would otherwise become entitled to for the [_______] calendar year ("Base Salary") as a result of my employment with Safeguard Scientifics, Inc. (the "Company"). I understand that such stock award shall be for a number of shares equal to (a)__________ % of my Base Salary divided by the "Fair Market Value" (as defined in the Safeguard Scientifics, Inc. 1999 Equity Compensation Plan (the "Plan")) on the date on which I would have otherwise received my Base Salary, plus (b) 25% of the percentage of my Base Salary that I have elected to defer divided by the Fair Market Value of the Company's stock on the date on which I would have otherwise received my Base Salary. I further understand that once filed this election is irrevocable.

         Annual Bonus. I hereby elect to receive a deferred stock award in lieu of ________ % of the annual bonus I would otherwise become entitled to for the [______] calendar year ("Annual Bonus") as a result of my employment with the Company. I understand that such stock award shall be for a number of shares equal to (a)___________ % my Annual Bonus that I elect to defer divided by the Fair Market Value of the Company's stock on the date on which I would have otherwise received my Annual Bonus (the "Deferral Shares"), plus (b) 25% of the percentage of my Annual Bonus that I elect to defer divided by the Fair Market Value of the Company's stock on the date on which I would have otherwise received my Annual Bonus (the "Matching Shares"). I further understand that once filed this election is irrevocable.

         Restricted Stock. I hereby elect to defer receipt of ________________ shares of restricted stock that I would otherwise become entitled to for the [______] calendar year ("Deferred Restricted Stock") as a result of the vesting of the restricted stock grant made to me by the Company on ___________________ . I understand that once filed this election is irrevocable.

                             TIMING OF DISTRIBUTIONS

         Distributions. I understand that if I wish to defer distribution of my Deferral Shares, Matching Shares and shares of Deferred Restricted Stock until a date that is after the one year anniversary of the date I terminate employment with the Company, I will be required to provide the Company with written notice of the date on which I would like to receive a distribution of my Deferral Shares, Matching Shares and shares of Deferred Restricted Stock and that such written notice must be received by the Company prior to the date I terminate employment with the Company. I further understand that I must receive a distribution of my Deferral Shares, Matching Shares or shares of Deferred Restricted Stock by the later of (i) the date that I attain age 70 or (ii) the date that is five years after the date that I terminate employment with the Company. I further understand that if I do not make an election that by completing this election form my Deferral Shares, Matching Shares and shares of Deferred Restricted Stock will be distributed to me as soon as possible after the one year anniversary of the date that I terminate employment with the Company.

                              FORM OF DISTRIBUTION

I hereby elect to have any Deferral Shares, Matching Shares and shares of Deferred Restricted Stock attributable to my deferral made in [________] paid to me in the following form:

         In a single distribution at the distribution time for the Account as discussed above.

         In substantially equal annual installments over a period of _________ years [(NOT MORE THAN 5)] with the first installment being made at the distribution time for the Account discussed above and the remaining installments being made on each anniversary thereof.

I understand that I may change this election at any time up until the date I terminate employment with the Company. I further understand that if I do not make an election, that I will receive my Deferral Shares, Matching Shares and shares of Deferred Restricted Stock in a single distribution.

                             BENEFICIARY DESIGNATION

         Beneficiary to whom payment is to be made (as above specified) in the event of my death before receiving payment of the entire balance in my Account:

__________________________                 _____________________________
            Name                                       Address

         Contingent Beneficiary to whom payment is to be made (as above specified) in the event of my death before receiving payment of the entire balance in my Account if the Beneficiary listed above dies before the entire balance of my Account has been distributed.

__________________________                 _____________________________
            Name                                       Address

This election supersedes any prior election I have made under the Plan.

GRANTEE SIGNATURE

___________________

[NAME]

Date:______________

Receipt Acknowledged:

By:____________________

Title:__________________                             Date:__________________

                                                                       EXHIBIT C

                           SAFEGUARD SCIENTIFICS, INC.
                        GROUP DEFERRED STOCK UNIT PROGRAM
                                  FOR DIRECTORS

       Under the Safeguard Scientifics, Inc. 1999 Equity Compensation Plan

         Safeguard Scientifics, Inc. (the "Company") generally pays retainer fees to its directors ("Directors Fees"). By filing the attached form (the "Election Form") with the Company you will commence participation in the Safeguard Scientifics, Inc. Group Deferred Stock Unit Program for Directors (the "Program"). Your participation in the Program will automatically terminate on the date you cease to be a director and are no longer entitled to receive Directors Fees from the Company.

         The following sets forth a brief description of the tax treatment associated with your election to participate in the Program as well as some of the more significant features and requirements of the Program. However, we encourage you to consult with your tax advisor before making an election to receive deferred shares in lieu of your Directors Fees.

         By electing to participate, you make an irrevocable election for the next following calendar year (a) to receive in exchange for your Directors Fees a stock award under the Safeguard Scientifics, Inc. 1999 Equity Compensation Plan (the "Plan") and (b) to defer the receipt of the shares under that stock award until the date you terminate service. The stock award will provide you with the right to receive a number of shares of common stock of the Company that is equal to the sum of (1) your Directors Fees divided by the fair market value of the Company's stock (the "Stock"), as defined in Section 5(b)(ii) of the Plan (the "Fair Market Value"), as of the date on which your Directors Fees otherwise would have been paid (the "Deferral Shares"), plus (2) 25% of your Directors Fees divided by the Fair Market Value of the Company's Stock as of the date on which your Directors Fees otherwise would have been paid ("Matching Shares"). You will always be fully vested in your Deferral Shares, but upon the date you cease to provide services to the Company you shall not be entitled to receive your Matching Share unless such shares have become vested as described below.

         The deferral election will only apply to Directors Fees to be received for the next following calendar year. If you wish to make a similar election for any following calendar year you will be required to complete and file a new Election Form with the Company. Notwithstanding the foregoing, however, an election that is made to defer Directors Fees that is made after you first become eligible to participate in this Program must be made within 30 days after you become eligible. Your execution of any Election Form shall constitute acknowledgement that all decisions and determinations by the Company shall be final and binding on the Company, you and any other persons having or claiming an interest hereunder.

         Upon your filing of the Election Form with the Company, the Company will establish a bookkeeping account in your name (the "Account"). The Account will be credited with the number of Deferral Shares and Matching Shares you receive on a deferred basis. The Deferral Shares and Matching Shares will be subject to the terms of the Plan regarding stock awards, including the terms regarding the treatment of stock awards granted under the Plan upon a Change of Control of the Company (as defined in the Plan).

         If the Company distributes a dividend to its shareholders, the Company will pay you an amount equal to the amount that would have been paid to you if you actually owned the Stock represented by the Deferral Shares and Matching Shares. Any amounts that you receive as a result of the distribution of a dividend will also be treated as ordinary income when you actually receive such amounts.

         You will become vested in 100% of the Matching Shares upon the first anniversary of the date the Matching Shares are credited to your Account. If your cease to provide services to the Company for any reason other than death, Disability (as defined in the Plan) or after a Change of Control (as defined in the Plan) before the Matching Shares have become fully vested, Matching Shares that are not then vested shall be forfeited and must be immediately returned to the Company. If you terminate due to death, Disability or after a Change of Control, all of your Matching Shares shall automatically become 100% fully vested.

         Ordinarily, upon payment of Directors Fees, you must recognize as ordinary taxable income the amount of such Directors Fees. If you elect to be credited with Deferral Shares and Matching Shares in lieu of cash Directors Fees, your recognition of ordinary income will be postponed until you actually receive the Deferral Shares and Matching Shares. The Fair Market Value of the Stock you receive in respect of the Deferral Shares and the Matching Shares on the date on which you actually receive them following your termination of service will then be treated as ordinary income. When you sell the Stock, you will realize capital gain or loss (long-term or short-term, depending on the length of time the Stock was held) in an amount equal to the difference between your tax basis in the Stock and the selling price. For the Stock attributable to the Deferral Shares and the Matching Shares, your tax basis will ordinarily be the Fair Market Value of the Stock at the time you receive it.

         In order to benefit from this deferred tax treatment, you must complete and return the Election Form on or before December ______ of the calendar year prior to the calendar year in which the Directors Fees would otherwise be paid. (An Election Form for Directors Fees to be paid in [____] is enclosed).

         In general, the Stock, credited to your Account will be distributed to you as soon as possible after the one year anniversary of the date you cease to provide services to the Company, but in no event later than sixty (60) days thereafter. However, you may elect to have all or a portion of the Stock in your Account distributed to you on a date that is later than the one year anniversary of the date you cease to provide services to the Company by notifying the Company of the date on which you wish to receive a distribution. Such notice must be in writing, set forth the number of shares of Stock that you request to be distributed and be filed with the Company prior to the date on which you cease to provide services to the Company and is irrevocable. Distribution of all of the Deferral Shares and Matching Shares must be made by the later of (i) the date on which you attain age 70 or (ii) the fifth anniversary of your termination of service with the Company.

         You may elect to have the Company distribute Stock to you in a single distribution, or over a period of time, not to exceed 5 annual installments. You may change this election at any time prior to your termination of service. If you do not make an election, your account balance will be distributed in a single lump sum as soon as practicable after the one year anniversary of the date you cease to provide services to the Company. However, if your account balance is less than $50,000 (determined by multiplying the number of shares in your Account by the Fair Market value of the Shares on the date of your termination) on the date you cease to provide services to the Company, your account balance will be distributed to you in a single lump sum as soon as possible after you cease to provide services to the Company.

         In the event the Company determines that you have encountered an unforeseeable hardship, upon receipt of your written request, you may redeem as many Deferral Shares and vested Matching Shares as necessary to alleviate your hardship up to the number of Deferral Shares and vested Matching Shares in your Account. Stock redeemed as the result of a hardship will be distributed as soon as possible after the Company determines you have encountered an unforeseeable hardship. For purposes of this Program, unforeseeable hardship is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children are not considered to be the result of an unforeseeable hardship. Notwithstanding anything in this Program to the contrary, if you receive a distribution of Stock in a calendar year by reason of a hardship, any election you have made under this Program for the remaining portion of the year will be terminated and you will be prohibited from making an election under this Program for the next calendar year.

         If you die before your Account has been fully paid out, the beneficiary designated on your Election Form will receive a distribution of a number of Shares of Stock equal to the remaining Deferral Shares and Matching Shares credited to your Account as soon as administratively practicable after your death. If your beneficiary predeceases you or if, for some reason, you have not designated a beneficiary, your Deferral Shares and Matching Shares will be paid to your surviving spouse, or, if none, your estate.

         Upon request, the Company will provide to you a statement showing the number of Deferral Shares and Matching Shares that have been credited to your Account.

         You may only make such an irrevocable election to receive Deferral Shares and Matching Shares in lieu of your Directors Fees and to defer receipt of the Deferral Shares and Matching Shares by completing the attached Election Form and returning it to _____________ no later than _____________.

         This Program may be amended, suspended or terminated at any time by the Company; provided, however that no amendment, suspension or termination will adversely effect your rights. In addition, the Company reserves the right to freeze the Program at any time and to cease all elections then in place to defer additional Directors Fees. Upon such an election, the Company will communicate to you that the Program has been frozen and that no Directors Fees will be deferred under the Program, regardless of any then current election to the contrary Deferrals of Directors Fees will thereafter not be permitted until such time, if any, as the Company elects to re-institute the Program. Upon such an event, distributions of Deferral Shares, Matching Shares and Deferred Restricted Stock will continue to be made in accordance with the terms of this Program.

         If you have any questions, please call _________ at ____________.

            SAFEGUARD SCIENTIFICS, INC. 1999 EQUITY COMPENSATION PLAN
                           DEFERRED STOCK UNIT PROGRAM

                             DEFERRAL ELECTION FORM

                                DEFERRAL ELECTION

Select and complete one of the following (any election under this program for the 2003 calendar year must be made before December _____________):

         Directors Fees. I hereby elect to receive a deferred stock award in lieu of the annual retainer fees I would otherwise become entitled to for the [_____] calendar year ("Directors Fees") as a result of my serving as a member of the Board of Directors of Safeguard Scientifics, Inc. (the "Company"). I understand that such stock award shall be for a number of shares equal to (a) my Directors Fees divided by the Fair Market Value (as defined in the Safeguard Scientifics, Inc. 1999 Equity Compensation Plan (the "Plan")) of the Company's stock on the date on which I would have otherwise received the Directors Fees (the "Deferral Shares"), plus (b) 25% of my Directors Fees divided by the Fair Market Value of the Company's stock on the date I would otherwise have received my Directors Fees ("Matching Shares"). I further understand that once filed this election is irrevocable.

         Distributions. I understand that by completing this election form my Deferral Shares and Matching Shares will be distributed to me as soon as is reasonably practical after the one year anniversary of the date that I cease to perform services for the Company. I further understand that if I wish to defer distribution of my Deferral Shares and Matching Shares until a date that is after the date I cease to perform services for the Company, I will be required to provide the Company with written notice of the date on which I would like to receive a distribution of my Deferral Shares and Matching Shares, and that such written notice must be received by the Company prior to the date that I cease to provide services to the Company. I further understand that I must receive a distribution of my shares by the later of (i) the date that I attain 70 or (ii) the date that is five years after the date I cease to provide services to the Company.

                              FORM OF DISTRIBUTION

I hereby elect to have any Deferral Shares attributable to my deferral made in [20__] paid to me in the following form:

         In a single distribution at the distribution time for the Account as discussed above.

         In substantially equal annual installments over a period of _________ years [(NOT MORE THAN 5)] with the first installment being made at the distribution time for the Account discussed above and the remaining installments being made each anniversary thereof.

I understand that I may change this election at any time prior to the date I cease to provide services to the Company.

                             BENEFICIARY DESIGNATION

         Beneficiary to whom payment is to be made (as above specified) in the event of my death before receiving payment of the entire balance in my Account:

__________________________                 _____________________________
            Name                                       Address

         Contingent Beneficiary to whom payment is to be made (as above specified) in the event of my death before receiving payment of the entire balance in my Account if the Beneficiary listed above dies before the entire balance of my Account has been distributed.

__________________________                 _____________________________
            Name                                       Address

         This election supersedes any prior election I have made under the Plan.

GRANTEE SIGNATURE

____________________

[NAME]

Date:______________

Receipt Acknowledged:

By:____________________

Title:__________________                             Date:__________________